As filed with the Securities and Exchange Commission on May 8, 2006.

                         Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                        _______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                        Securities Act of 1933

                        _______________________

                    JONES LANG LASALLE INCORPORATED
        (Exact name of registrant as specified in its charter)

                        _______________________

             MARYLAND                      36-4150422
           (State of                   (I.R.S. employer
           incorporation)              identification number)


                        200 EAST RANDOLPH DRIVE
                       CHICAGO, ILLINOIS  60601
     (Address of principal executive offices, including zip code)

                    JONES LANG LASALLE INCORPORATED
                         AMENDED AND RESTATED
                    STOCK AWARD AND INCENTIVE PLAN
                       (Full title of the plan)

                           MARK J. OHRINGER
                EXECUTIVE VICE PRESIDENT AND SECRETARY
                    JONES LANG LASALLE INCORPORATED
                        200 EAST RANDOLPH DRIVE
                        CHICAGO, ILLINOIS 60601


                            (312) 782-5800
                 (Name, address and telephone number,
              including area code, of agent for service)

                        _______________________

                    CALCULATION OF REGISTRATION FEE
=========================================================================
                                Proposed     Proposed
Title of                        Maximum      Maximum
Securities           Amount     Offering     Aggregate   Amount of
to be                to be      Price Per    Offering    Registration
Registered         Registered   Share (1)    Price (1)   Fee
-------------------------------------------------------------------------

Common Stock,
par value $.01
per share           3,000,000   $85.05       $255,150,000$27,301.05

========================================================================

     (1) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and (h) under the Securities Act, the maximum offering price per unit and the registration fee are based on the reported average of the high and low sale prices of Jones Lang LaSalle Incorporated Common Stock on the New York Stock Exchange on May 2, 2006.

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


                 REGISTRATION OF ADDITIONAL SECURITIES

     Prior to May 26, 2005, the Board of Directors of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Registrant") approved, and recommended for approval by the shareholders of, an amendment to the Jones Lang LaSalle Incorporated Stock Award and Incentive Plan (the "Plan"), increasing the number of shares of Common Stock that can be sold under the Plan from 9,110,000 to 12,110,000. The Registrant's shareholders approved the increase at the Annual Meeting of Shareholders on May 26, 2005. The Registrant amended the Plan accordingly effective May 27, 2005 and subsequently further amended the Plan as of February 23, 2006.

     The Company is filing this registration statement to register the additional shares of Common Stock that may be issued under the Plan as a result of the above-described actions by the Company's Board of Directors and shareholders. Pursuant to General Instruction E of the instruction to Form S-8, the Registrant hereby incorporates by reference the contents of the previous Registration Statements filed by the Registrant on Form S-8 related to the Plan (File Nos. 333-42193, 333-50720 and 333-69810).


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The following information is provided pursuant to General Instruction E of Form S-8.


ITEM 8.  EXHIBITS.

Exhibit
No.        Description of Exhibit
-------    ----------------------

4.1 Jones Lang LaSalle Incorporated Amended and Restated Stock Award and Incentive Plan, effective February 23, 2006.

5.1        Opinion of Mark. J. Ohringer, Esq.

23.1       Consent of Independent Registered Public Accounting Firm

23.2       Consent of Legal Counsel (included in the Opinion of
           Mark J. Ohringer, Esq., Exhibit 5.1)

24         Power of Attorney (included in signature page hereto)
























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


                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on May 8, 2006.


                            JONES LANG LASALLE INCORPORATED

                            By:     /s/ Lauralee E. Martin
                                    ------------------------------
                            Name:   Lauralee E. Martin
                            Title:  Executive Vice President and
                                    Chief Operating and
                                    Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated..

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin Dyer, Lauralee E. Martin, Stanley Stec and Mark J. Ohringer his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                   TITLE
---------                   -----


/s/ Colin Dyer              President, Chief Executive Officer
--------------------------  and Director (Principal Executive Officer)
Colin Dyer


/s/ Lauralee E. Martin      Executive Vice President, Chief Operating
--------------------------  and Financial Officer and
Lauralee E. Martin          Director (Principal Financial Officer)


/s/ Stanley Stec            Controller (Principal Accounting Officer)
--------------------------
Stanley Stec


--------------------------  Director
Henri-Claude de Bettignies







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


SIGNATURE                   TITLE
---------                   -----


/s/ Darryl Hartley-Leonard  Director
--------------------------
Darryl Hartley-Leonard


/s/ Sir Derek Higgs         Director
--------------------------
Sir Derek Higgs


/s/ Alain Monie'            Director
--------------------------
Alain Monie'


/s/ Sheila A. Penrose       Director
--------------------------
Sheila A. Penrose


/s/ Thomas C. Theobald      Director
--------------------------
Thomas C. Theobald











































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